Exhibit 10.1

STOCK OPTION AWARD AGREEMENT

You have been selected to receive a grant of Nonqualified Stock Options (the “Options”) under the Microvast Holdings, Inc. 2021 Equity Incentive Plan, as in effect and as amended from time to time (the “Plan”), as stated below:

Participant Name:	[●]
Grant Date:	[●]
Number of Options:	[●]
Exercise Price:	[●]
Vesting Date(s):	[●]
Expiration Date:	[●]

THIS STOCK OPTION AWARD AGREEMENT (this “Agreement”) between Microvast Holdings, Inc., a Delaware corporation (the “Company”), and the Participant whose name appears above, is made effective as of the Grant Date set forth above and pursuant to the Plan. Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

1.           Grant of Options. The Company hereby evidences and confirms the grant to the Participant of the number of Options set forth above. The Options are not intended to be incentive stock options under the U.S. Internal Revenue Code of 1986, as amended. This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms and conditions of the Plan, which is incorporated by reference herein. If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

2.            Exercise Price. The Options shall have the Exercise Price set forth above.

3.           Vesting, Exercisability and Exercise.

(a)       Vesting. Except as otherwise provided in Section 4, [●] of the Options shall vest and become exercisable, if at all, on each of the vesting dates set forth above (each, a “Vesting Date”), subject to the Participant’s continued employment with the Company or a Subsidiary through the applicable Vesting Date.

(b)       Exercise; Condition to Exercise. Once vested and exercisable in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 4. The Participant may exercise all or a portion of the Options by giving notice to the Company in form and substance satisfactory to the Company, which will state the Participant’s election to exercise the Options and the number of Shares for which the Participant is exercising the Options. The notice must be accompanied by payment of the aggregate Exercise Price as to all the exercised Options together with any applicable tax withholding. The Options will be deemed to be exercised upon receipt by the Company of such fully executed notice accompanied by such aggregate Option Price.

(c)       Method of Payment. Payment of the Option Price shall be made in accordance with Section 6.5 of the Plan.

4.           Termination of Options.

(a)       Expiration. Unless earlier terminated in accordance with Section 4(b), the Options shall terminate on the Expiration Date set forth above, if not exercised prior to such date.

(b)       Termination of Employment. Except as otherwise set forth in the Participant’s employment offer letter or agreement, as applicable, with the Company or its Affiliates, upon the Participant’s Termination of Employment for any reason, all unvested Options held by the Participant shall be automatically forfeited and cancelled for no consideration as of the date of the Participant’s Termination of Employment and be of no further force and effect whatsoever, and neither the Company nor any Affiliate shall have any further obligations to the Participant under this Agreement with respect to the forfeited Options and all vested, exercisable and unexercised Options held by the Participant must be exercised within such period of time ending on the earlier of (x) 90 days after the date of the Participant’s Termination of Employment or (y) the Expiration Date, in accordance with the terms of the Plan and this Agreement, and if not so exercised shall expire and be of no further force or effect whatsoever. Notwithstanding the foregoing, if the Participant’s employment with the Company is terminated for Cause (as defined in the Participant’s employment offer letter or agreement, as applicable, with the Company or its affiliates or in the absence of such provision, as defined in this Agreement) or due to the Participant’s resignation, all Options, whether vested or unvested, or any portion thereof, shall immediately be forfeited and cease to be exercisable effective as of the effective date of the Participant’s Termination of Employment for Cause or voluntary resignation. For purposes of this Agreement, “Cause” shall mean the Participant’s Termination of Employment due to: (i) the Participant’s indictment or conviction for, or plea of guilty, no contest or nolo contendere to, any crime, whether such crime is a felony (or the state law equivalent) or misdemeanor, or that impairs the Participant’s ability to function according to the Participant’s job description and responsibilities with the Company; (ii) commission of an act of fraud, embezzlement, misappropriation of funds, misrepresentation, malfeasance, breach of fiduciary duty or other act of misconduct; (iii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates or breach of any Company policy; (iv) negligence, neglect of the Participant’s duties or misconduct in connection with the Participant’s job duties; or (v) breach of this Agreement or violation of the Company’s policies or codes of conduct.

(c)       Committee Discretion. Notwithstanding anything contained in this Agreement to the contrary, subject to Article 3 of the Plan, the Committee, in its sole discretion, may accelerate the vesting with respect to any Options under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.

5.           Securities Law Compliance. The exercise of the Options and issuance and transfer of Shares shall comply with all applicable federal and state securities laws. No Shares shall be issued upon the exercise of an Option unless and until any and all applicable requirements of state or federal laws have been fully complied with to the satisfaction of the Company and its counsel. Notwithstanding any other provision of this Agreement, the Participant may not sell the Shares acquired upon vesting of the Options unless such Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such Shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such Shares must also comply with other applicable laws and regulations governing the Shares, and the Participant may not sell the Shares if the Company determines that such sale would not be in material compliance with such laws and regulations.

6.          Participant’s Rights with Respect to the Options.

(a)       Restrictions on Transferability. The Options granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death; provided that the deceased Participant’s beneficiary or representative of the Participant’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Participant.

(b)       No Rights as Stockholder. The Participant shall not have any rights as a stockholder including any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Shares corresponding to the Options granted hereby unless and until Shares are issued to the Participant in respect thereof.

7.           Change in Control. In the event of a Change in Control all unexercised Options, whether vested or unvested, shall be treated in accordance with the Plan.

8.           Adjustments. The number, class or other terms of any outstanding Options may be adjusted by the Committee to reflect any extraordinary dividend, stock dividend, stock split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Shares in such manner as the Committee determines in its sole discretion.

9.          Tax Withholding. The Participant must satisfy any federal, state, local or foreign tax withholding requirements applicable with respect to the exercise of the Options subject to this Agreement. The Company may require or permit the Participant to satisfy such tax withholding obligations through the Company withholding of Shares (up to the maximum statutory tax rate in the relevant jurisdiction) that would otherwise be received by such individual upon the exercise of the Options subject to this Agreement. The obligations of the Company to deliver the Shares under this Agreement shall be conditioned upon the Participant’s payment of all applicable taxes and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Notwithstanding any action by the Company with respect to any or all tax withholdings, the Participant shall have the sole and ultimate responsibility with respect to such tax obligations. Nothing in this Agreement or any other document with respect to the Options shall be construed as the Company’s representation or undertaking regarding any tax obligations in connection with the grant, vesting or exercise of the Option or the subsequent sale of any Shares acquired on exercise, and the Company shall have no obligation to structure the Option to reduce or eliminate the Participant’s liability for any tax obligations.

10.         Miscellaneous.

(a)       Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b)       No Right to Continued Employment. Nothing in the Plan or this Agreement shall interfere with or limit in any way any right to terminate the Participant’s employment with the Company.

(c)       Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all Persons affected hereby.

(e)       Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(f)       Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Options evidenced hereby, the Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Board at any time; (ii) that the Award does not create any contractual or other right to receive future grants of Awards; (iii) that participation in the Plan is voluntary; and (iv) that the future value of the Shares is unknown and cannot be predicted with certainty.

(g)       Participant Data Privacy. By entering into this Agreement and accepting the Options evidenced hereby, the Participant: (i) authorizes the Company, the Participant’s employer, if different, and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and Data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (ii) waives any data privacy rights the Participant may have with respect to such information; and (iii) authorizes the Company and its agents to store and transmit such information in electronic form.

(h)       Consent to Electronic Delivery. By entering into this Agreement and accepting the Options evidenced hereby, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Options via Company website, email or other electronic delivery.

(i)       Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(j)       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(k)       Clawback. The RSUs subject to this Agreement shall be subject to clawback or recoupment, as mandated by applicable law, rules or regulations or as approved by the Board or Committee or by any policy adopted by the Company and approved by the Board as in effect from time to time.

(l)       Acceptance of Options and Agreement. By signing below, the Participant has indicated the Participant’s consent and acknowledgement of the terms of this Agreement. The Participant acknowledges receipt of the Plan, represents to the Company that the Participant has read and understood this Agreement and the Plan, and, as an express condition to the grant of the Options under this Agreement, agrees to be bound by the terms of this Agreement and the Plan. The Participant and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Participant’s confirmation, consent, signature, agreement and delivery of this Agreement and the Options is legally valid and has the same legal force and effect as if the Participant and the Company signed and executed this Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Agreement.

PARTICIPANT	MICROVAST HOLDINGS, INC.

Signature: _______________________________	By: _______________________________

Printed Name:	Printed Name:

Title: